Exhibit 4.16

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED [__] (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT.

AIM IMMUNOTECH INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights, each to purchase units (the “Units”) of AIM ImmunoTech Inc., each Unit consisting of (A) one share of the Company’s Series G Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with each share of Preferred Stock convertible into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $[          ] per share, and (B) 1,666 warrants each exercisable into one share of common stock at an exercise price of $[          ] per share and expiring five years from the date of issuance (the “Warrant”).

Subscription Price: $1,000.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 27, 2026, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase Units of AIM ImmunoTech Inc., each Unit consisting of (A) one share of Preferred Stock, and (B) 1,666 Warrants, at a subscription price of $1,000 per Unit (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of AIM ImmunoTech Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Units”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each Unit in accordance with the “Instructions as to Use of AIM ImmunoTech Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated: [__], 2026

President, Chief Executive Officer	Corporate Secretary

COUNTERSIGNED AND REGISTERED:

By:
Broadridge Corporate Issuer Solutions, LLC,
Subscription Agent and Registrar

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by UPS, FedEx or Courier:

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

If using a USPS Service:

Broadridge, Inc.

Attn: BCIS Re-Organization Department

P.O. Box 1342

Brentwood, NY 11717-0718

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Units pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Units than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ Units x $1,000.00 = $_______________
(no. of Units) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional Units that, when aggregated with your existing ownership, together with any related persons or entities, would not be in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by the Rights Offering:

I apply for ______________ Units x $1,000.00 = $_______________
(no. of new Units) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Personal Check or bank draft payable to “Broadridge Corporate Issuer Solutions, LLC as Subscription Agent.”
☐	Certified Check drawn on a U.S. Bank, payable to “Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.”
☐	U.S. Postal Money Order, payable to “Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.”
☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at Offering at Wells Fargo, 420 Montgomery Street, San Francisco, CA 94104, ABA #121000248, Account #4124218686 with reference to the rights holder’s name.

FORM 2-SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series G Preferred Stock underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s) of Subscriber(s):	Signature(s) of Subscriber(s):
Address:	Address:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15

FOR INSTRUCTIONS ON THE USE OF SAMPLE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, AT (855) 793-5068.